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                                    EXHIBIT 1

                           Joint Acquisition Statement

       The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached is filed on behalf of each of the undersigned.

       Dated:   October 10, 2001

                                        /s/ Bernard Odell Jeffers
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                                        Bernard Odell Jeffers


                                        /s/ Evelyn Faye Jeffers
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                                        Evelyn Faye Jeffers